UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
June 5, 2006
(Date of Report)
ONYX SOFTWARE CORPORATION
(Exact name of registrant as specified in charter)

Washington (State or other jurisdiction of incorporation)	0-25361 (Commission File No.)	91-1629814 (IRS Employer Identification No.)
1100 — 112th Avenue N.E., Suite 100, Bellevue, WA 98004-4504
(Address of principal executive offices, including zip code)
(425) 451-8060
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 1.01. Entry into a Material Definitive Agreement.
     On June 5, 2006, Onyx Software Corporation M2M Holdings, Inc., the holding company of Made2Manage Systems, Inc. and Orion Acquisition Corporation, a wholly owned subsidiary of M2M, or the Merger Subsidiary, entered into an Agreement and Plan of Merger, under which the Merger Subsidiary will be merged with and into Onyx, with Onyx continuing after the merger as the surviving corporation and as a wholly owned subsidiary of M2M. The consummation of the merger is subject to a number of closing conditions, including approval of the merger agreement by Onyx’s shareholders, the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other customary closing conditions set forth in the merger agreement.
     At the effective time of the merger, each outstanding share of Onyx common stock will be converted into the right to receive $4.80 in cash. In addition, each outstanding option to purchase shares of Onyx common stock will be cancelled at the time of the merger, with holders of options (whether or not vested) with an exercise price less than $4.80 per share entitled to receive for each such option a cash payment equal to (i) the excess of $4.80 over the per share exercise price for the option multiplied by (ii) the number of shares subject to such option.
     The merger agreement contains customary representations, warranties and covenants, including covenants relating to obtaining the requisite approvals of the shareholders of Onyx, restricting the solicitation of competing acquisition proposals by Onyx and Onyx’s conduct of its business between the date of the signing of the merger agreement and the closing of the merger. The merger agreement also provides for the payment of a termination fee of up to $4 million plus up to $500,000 in expenses by Onyx to M2M in specified circumstances in connection with the termination of the merger agreement.
     The representations and warranties of each party set forth in the merger agreement have been made solely for the benefit of the other parties to the merger agreement and such representations and warranties should not be relied on by any other person. In addition, such representations and warranties (i) have been qualified in certain instances by disclosures made to M2M in connection with the merger agreement, (ii) will not survive consummation of the merger and cannot be the basis for any claims under the merger agreement by the other party after termination of the merger agreement, except if willfully false as of the date of the merger agreement, (iii) are subject to a materiality standard that may differ from what may be viewed as material by investors and (iv) were made only as of the date of the merger agreement or such other date as is specified in the merger agreement.
     Directors and officers of Onyx, including Janice P. Anderson, Robert C. Chamberlain, Todd Chambers, John S. Denault, Sheryl Loeffler, Philip Minasian, Mary Reeder, Andrew Leonard Rees, Charles Boesenberg, Teresa Dial, William Elmore, William Porter, Daniel Santell and Robert Tarkoff, who beneficially own approximately 17% of Onyx’s outstanding capital stock in the aggregate, have agreed, pursuant to a Support Agreement with M2M, dated as of June 5, 2006, that they will vote all their shares in favor of the merger and the adoption of the merger agreement and against any other proposal or offer to acquire Onyx.
     The foregoing description of the merger, the merger agreement and the Support Agreement is not complete and is qualified in its entirety by reference to the merger agreement and the Support Agreement which are respectively filed as Exhibits 2.1 and 10.1 hereto and are incorporated herein by reference.
     Also in connection with the merger agreement, on June 5, 2006, Onyx executed an Amendment No. 2 to Rights Agreement between Onyx and Mellon Investor Services LLC. This amendment made the provisions of the Onyx shareholder rights plan inapplicable to the proposed transaction with M2M. A copy of this amendment is attached as Exhibit 10.2 hereto and is incorporated herein by reference.
     A copy of Onyx’s press release announcing the merger is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Additional Information About the Proposed Transaction and Where to Find It
     In connection with the proposed transaction, Onyx will file a proxy statement with the SEC. Investors and security holders are advised to read the proxy statement when it becomes available and any other relevant documents filed with the SEC because they will contain important information about the proposed transaction and Onyx. Investors and security holders will be able to obtain a free copy of the proxy statement (when available) and other documents filed by Onyx from the SEC Web site at www.sec.gov.
     Onyx’s directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Onyx in connection with the proposed transaction. A description of certain of the interests of directors and executive officers of Onyx is set forth in the proxy statement for Onyx’s 2006 annual meeting of shareholders, which was filed with the SEC on April 28, 2006. Investors and security holders may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the proposed transaction when it becomes available
Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

2.1	Agreement and Plan of Merger dated June 5, 2006, by and among Onyx Software Corporation, M2M Holdings, Inc. and Orion Acquisition Corporation
10.1	Support Agreement dated June 5, 2006, among Onyx Software Corporation, M2M Holdings, Inc., and the shareholders of Onyx Software Corporation listed on the signature pages thereto
10.2	Amendment No. 2 to Rights Agreement dated June 5, 2006 between Onyx and Mellon Investor Services LLC
99.1	Press Release of Onyx Software Corporation dated June 6, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONYX SOFTWARE CORPORATION
Date: June 6, 2006	By:	/s/ Robert J. Chamberlain
	Name:	Robert J. Chamberlain
	Its:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

2.1	Agreement and Plan of Merger dated June 5, 2006, by and among Onyx Software Corporation, M2M Holdings, Inc. and Orion Acquisition Corporation
10.1	Support Agreement dated June 5, 2006, among Onyx Software Corporation, M2M Holdings, Inc., and the shareholders of Onyx Software Corporation listed on the signature pages thereto
10.2	Amendment No. 2 to Rights Agreement dated June 5, 2006 between Onyx and Mellon Investor Services LLC
99.1	Press Release of Onyx Software Corporation dated June 6, 2006